As filed with the Securities and Exchange Commission on September 29, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Beyond Meat, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-4087597
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

888 N. Douglas Street, Suite 100

El Segundo, CA 90245

(Address of Principal Executive Offices including Zip Code)

Beyond Meat, Inc. 2018 Equity Incentive Plan

(Full title of the plan)

Lubi Kutua

Chief Financial Officer and Treasurer

Beyond Meat, Inc.

888 N. Douglas Street, Suite 100

El Segundo, CA 90245

(866) 756-4112

(Name and address and telephone number, including area code, of agent for service)

Copies to:

Gregory P. Rodgers, Esq.

Cathy Birkeland, Esq.

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Telephone: (212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be delivered to the participants in the 2018 EIP (defined below) covered by this registration statement (the “Registration Statement”) as required by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

This Registration Statement is being filed for the purpose of registering an additional 100,000,000 shares of common stock, par value $0.0001 (“Common Stock”), of Beyond Meat, Inc. (the “Registrant”) issuable under the 2018 Equity Incentive Plan (the “2018 EIP”) for which registration statements on Form S-8, filed with the Commission on May 3, 2019 (File No. 333-231186), May 15, 2020 (File No. 333-238304), March 3, 2022 (File No. 333-263263), May 11, 2023 (File No. 333-271824), May 10, 2024 (File No. 333-279332), and May 8, 2025 (File No. 333-287101) (collectively, the “Prior Registration Statements”), are effective.

Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated by reference in this Registration Statement to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

Item 8. Exhibits.

Exhibit number	Documents

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form S-1/A, filed with the Commission on March 27, 2019).

4.2	Description of Registrant’s Securities (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 29, 2025).

4.3	Indenture, dated as of March 5, 2021, between Beyond Meat, Inc. and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 5, 2021).

4.4	Form of certificate representing 0% Convertible Senior Notes due 2027 (included as Exhibit A in Exhibit 4.1 to the Form 8-K filed on 3/5/21) (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 5, 2021).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (contained on the signature page of this Registration Statement).

99.1*	2018 Equity Incentive Plan, as amended and restated effective September 28, 2025.

99.2	Amended form of 2018 Equity Incentive Plan stock option award agreement (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on July 29, 2019).

99.3	Amended form of 2018 Equity Incentive Plan restricted stock unit award agreement (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on November 9, 2023).

99.4*	Form of 2018 Equity Incentive Plan restricted stock unit award agreement (MIP awards – immediate vesting).

99.5*	Form of 2018 Equity Incentive Plan restricted stock unit award agreement (MIP awards - extended vesting).

99.6*	Form of 2018 Equity Incentive Plan performance stock unit award agreement (MIP awards).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on September 29, 2025.

BEYOND MEAT, INC.

By:	/s/ Ethan Brown
Name:	Ethan Brown
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Ethan Brown and Lubi Kutua, each of them with power to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments of this Registration Statement, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ethan Brown Ethan Brown	President, Chief Executive Officer, and Director (Principal Executive Officer)	September 29, 2025

/s/ Lubi Kutua Lubi Kutua	Chief Financial Officer and Treasurer (Principal Financial Officer)	September 29, 2025

/s/ Yi (Jevy) Luo Yi (Jevy) Luo	Vice President and Corporate Controller (Principal Accounting Officer)	September 29, 2025

/s/ Seth Goldman Seth Goldman	Chair of the Board	September 29, 2025

/s/ Nandita Bakhshi Nandita Bakhshi	Director	September 29, 2025

/s/ Chelsea Grayson Chelsea Grayson	Director	September 29, 2025

/s/ Colleen Jay Colleen Jay	Director	September 29, 2025

/s/ C. James Koch C. James Koch	Director	September 29, 2025

/s/ Raymond J. Lane Raymond J. Lane	Director	September 29, 2025

/s/ Joshua Murray Joshua Murray	Director	September 29, 2025

/s/ Kathy N. Waller Kathy N. Waller	Director	September 29, 2025